Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Lifesciences Opportunites Incorporated of our report dated May 26, 2004 relating to the consolidated financial statements of Lifesciences Opportunities Incorporated which appear in this Form SB-2.

/s/ JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida
October 15, 2004